MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT is made effective as of the 1st day of January, 2016.

BETWEEN:

GreenPower Motor Company Inc., a B.C. Company, having its office at 240 - 209 Carrall Street, Vancouver, B.C.  V6B 2J2

(hereinafter called "GreenPower")

AND:

Koko Financial Services Inc. a B.C. Company having its office at ***

(hereinafter called the "Manager")

WHEREAS:

A. GreenPower Motor Company Inc. a public company that is a reporting issuer whose shares are listed for trading on the TSX Venture Exchange which develops electric powered vehicles for commercial markets. GreenPower Motor Company Inc. offers a range of all-electric heavy duty and school buses deploying electric drive and battery technologies with a lightweight chassis and low floor or high floor body. These all-electric buses are based on a flexible clean sheet design and utilize a custom battery management system and a proprietary Flex Power system for the drive motors. GreenPower Motor Company Inc. sources and integrates key vehicle components from global suppliers, such as Siemens for the two drive motors, Knorr for the brakes, ZF for the axles and Parker for the dash and control systems;

B. Koko Financial Services Inc. (the "Manager") is a private company that provides professional and management services and has personnel, being Fraser Atkinson the designated personnel, who are qualified to provide professional and management services to GreenPower and such personnel possess the requisite skills, expertise, experience and contacts to provide such services to GreenPower; and

C. GreenPower wishes to engage the Manager and its personnel to provide the services more particularly set in Article 1 and the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and of the mutual covenants and agreements herein contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties, the parties covenant and agree as follows:

ARTICLE 1

PROVISION OF SERVICES

1.1 Appointment of the Manager

Effective the 1st day of January, 2016, the Manager's designated personnel shall be engaged by GreenPower with the duties set out in this Agreement, as amended from time to time, and the Manager accepts the appointment with the designated personnel Fraser Atkinson acting as the Executive Chairman of GreenPower and the Executive Chairman of all of GreenPower's sunsidiary companies for a term of one year, reporting to the Board of Directors of GreenPower Motor Company Inc.

1.2 The Services

The Manager shall cause its designated personnel to provide the services (the "Services") to GreenPower as set forth in the attached Schedule A or such other duties as GreenPower or its affiliated companies or the Board of Directors of GreenPower Motor Company Inc. shall from time to time require.

1.3 Provision of The Services

The Manager will report to the Board of Directors of GreenPower Motor Company Inc. and the Manager will provide GreenPower and its affiliated companies with the Services within such reasonable timeframe, to such extent and in such manner and specifications as requested by GreenPower from time to time, acting reasonably.

1.4 Terms

The Manager agrees to devote his full time efforts in the performance of the Services.

ARTICLE 2
COMPENSATION FOR SERVICES

2.1 Base compensation

So long as this Agreement remains in effect, GreenPower shall pay the Manager a Base Fee of CDN $12,500 per month (plus GST) for carrying out the services payable on the last day of each month.  The Base Fee does not include any bonuses that might be paid to the Manager for carrying out the Services.

2.2 Bonuses\Stock Options

The Manager is eligible to participate in the stock option plan and any bonus plan that the Company makes available to the management team.

ARTICLE 3
TAXES

3.1 Taxes

This Agreement contemplates that the Manager will be a contractor to GreenPower. The Manager hereby agrees to pay any taxes now or in the future owing as a result of the payment of the Compensation paid to the Manager pursuant to this Agreement.

ARTICLE 4
NON-DISCLOSURE, NON-COMPETE AND NON-CIRCUMVENTION

4.1 Non-Disclosure

The Manager shall not, during the term of this Agreement, and for a period of twenty four (24) months after the termination of this Agreement, divulge, publish or otherwise reveal, either directly or through another person, to any person, firm or corporation any information concerning proprietary information belonging to GreenPower or of any of its affiliates.

4.2 Non-Compete

The Manager shall not, during the term of this Agreement, and for a period of twenty four (24) months after the termination of this Agreement, divulge, directly or indirectly compete with the business of GreenPower or of any of its affiliates.

4.3 Non-Circumvention

It is hereby agreed that the Manager will not circumvent GreenPower in any of its business dealings or transactions.

ARTICLE 5

TERM AND TERMINATION

5.1 Term

This agreement shall be for a term of one year from the date of this Agreement.  If neither party has provided the other party with a notice of termination then the Agreement shall automatically renew on a month to month basis.

5.2 Termination by Either Party

GreenPower may terminate the Manager for cause and either the Manager or GreenPower, may terminate this Agreement immediately upon written notice to the other where:

(i) the other is in breach of any provision of this Agreement and such breach is not remedied within sixty (60) days written notice; or

(ii) if the other passes a resolution or any order is made for the winding-up, disillusionment, bankruptcy or other form of creditor protection of that party;

ARTICLE 6
MISCELLANEOUS

6.1 Notice

All notices and other communications between the parties to this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed facsimile to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

(a) if to GreenPower:

 240 - 209 Carrall Street, Vancouver, B.C.  V6B 2J2

(b) if to the Manager:

 ***

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by facsimile shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a business day in which case it shall be deemed to have been given and received upon the immediately following business day.

6.2 Amendment and Waiver

No amendment or waiver of this Agreement shall be binding unless executed in writing by both GreenPower and the Manager.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

6.3 Assignment and Successors

This Agreement shall not be assigned without the written consent of the other party, which consent may be unreasonably withheld.  This Agreement will be binding upon and will enure to the benefit of the parties and upon their respective successors and permitted assigns.

6.4 Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Parent Company of GreenPower being the Province of British Columbia and any laws of Canada applicable in British Columbia, which will be deemed to be the proper laws of this Agreement.  Each of the parties irrevocably attorns to the jurisdiction of the Courts of British Columbia and all disputes relating to this Agreement will be resolved in the Courts of British Columbia in the City of Vancouver.

6.6 Severability

If any covenant, obligation or term of this Agreement, or the application thereof to any party or circumstance will, to any extent, be invalid or unenforceable, then the remainder of this Agreement or the application of such covenant, obligation or term to parties or circumstances other than those as to which it is held invalid or unenforceable will not be affected thereby and each covenant, obligation and term of this Agreement will be separately valid and enforceable to the fullest extent permitted by the law.

6.7 Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and collectively cancels and supersedes all prior discussions, expectations, understandings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

6.8 Non-Waiver

No condoning, excusing or waiver by any party to this Agreement of any default, breach or non-observance by any other party to this Agreement at any time in respect of any covenant, provision or condition contained in this Agreement will operate as a waiver of that party's rights under this Agreement, or so as to defeat or affect in any way the rights of that party, in respect of any continuing or subsequent default, breach or non-observance, and no waiver will be inferred from or implied by anything done or omitted to be done by the party having those rights.

6.9 Headings

The insertion of headings in this Agreement are for convenience of reference only and will not affect the construction or interpretation of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above written.

Koko Financial Services Inc.

Per:

/s/ Fraser Atkinson

_______________________________________

Fraser Atkinson, President

GreenPower Motor Company Inc.

Per:

/s/ Malcolm Clay

_______________________________________